Exhibit 99.1

Fulgent Genetics Reports Record Third Quarter 2020 Financial Results and Raises Full Year 2020 Revenue Guidance by $100 Million

Third Quarter 2020 Results:

•	Record Revenue of $101.7 million, growing more than 880% year-over-year
•	Record Billable tests delivered approximately 1.04 million, growing more than 4,800% year-over-year
•	Gross Margin improved approximately 19 percentage points sequentially and approximately 12 percentage points year-over-year; cost per test improved approximately 42% sequentially
•	Non-COVID Revenue grew 57% sequentially
•	Bolsters reimbursement capability; revenue from reimbursement constituted majority of third quarter revenue
•	Record GAAP earnings of $46.6 million, or $1.98 per share
•	Record Non-GAAP earnings of $49.0 million, or $2.08 per share
•	Record Adjusted EBITDA of $67.4 million
•	Raises Full Year 2020 revenue guidance to $235 million from $135 million previously

TEMPLE CITY, CA, November 9, 2020 —Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent” or the “company”), a technology company providing comprehensive testing solutions through its scalable technology platform, today announced financial results for its third fiscal quarter ended September 30, 2020.

Third quarter revenue was $101.7 million, an increase of 883% from $10.3 million in the third quarter of 2019. GAAP income for the third quarter of 2020 was $46.6 million, or $1.98 per share, and non-GAAP income was $49.0 million, or $2.08 per share.

Adjusted EBITDA was $67.4 million in the third quarter of 2020, compared to $3.0 million in the third quarter of 2019.

Non-GAAP income (loss) and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

For the fourth quarter of 2020, the company expects to generate revenue of at least $110 million. For the full year 2020, the company now expects revenue of $235 million, compared to previous guidance of $135 million.

Ming Hsieh, Chairman and Chief Executive Officer, said, “I am very pleased with our outstanding third quarter results, which demonstrate the true scalability of our technology platform for genetic testing. As the COVID-19 pandemic continues to threaten both our health and our way of life, we have been relentless in scaling our testing capabilities to offer fast, accurate and reliable COVID-19 testing solutions for commercial organizations, municipalities, universities and individuals across the country. Our recent momentum is a result of the investments we have made in our business and technology platform over many years. We expect to continue investing in our platform to expand our capabilities as we look to capture share in the broader genetic testing market in the future. In addition to our technology investments, we believe the relationships we have built during this pandemic from both a customer and reimbursement standpoint, along with the expansion of our commercial capabilities which includes our at-home platform, Picture Genetics, will help drive our business in the years ahead.”

Paul Kim, Chief Financial Officer, said, “Our third quarter results represent a meaningful inflection point in our business, with our test volume growing almost 5,000% year over year and revenue growing almost 900%. This growth was made possible by our capacity and laboratory expansion, including the opening of our new laboratory in Houston, coupled with our highly efficient testing and reporting systems that we worked to develop over the years. While the majority of our testing volume this quarter comprised of COVID-19 tests, our core genetic testing business rebounded nicely and grew 57% sequentially from the second quarter. We also demonstrated great leverage in the quarter as we continued to scale, improving gross margin and generating non-GAAP earnings of $2.08 per share in the quarter. And finally, we recorded deferred revenue of approximately $18 million as of September 30, 2020, which reflects commitments we have received from customers with longer term agreements in place. We expect to see continued momentum across our business in the fourth quarter, and are pleased to be raising our revenue guidance for the full year. We will provide a formal update during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its third quarter 2020 results. Press and industry analysts are invited to attend in listen-only mode.

The call may be accessed through a live audio webcast on the Investors section of the company’s website, http://ir.fulgentgenetics.com, and through a live conference call by dialing (855) 321-9535 using the conference ID 2797888. An audio replay will be available on the Investors section of the company’s website or by calling (855) 859-2056 using passcode 2797888 through November 16, 2020.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss), non-GAAP earnings per share and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of the company’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus the non-GAAP tax effect, plus or minus equity income (loss) in investee, plus impairment loss in equity-method investment, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. The non-GAAP tax effect is calculated by applying statutory corporate tax rate on GAAP income (loss) before equity-based compensation expenses, provisions (benefits) for income taxes, equity income (loss) in investee and impairment loss in equity-method investment. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, plus impairment loss in equity-method investment, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics’ proprietary technology platform has created a broad, flexible test menu and the ability to continually expand and improve its proprietary genetic reference library while maintaining accessible pricing, high accuracy and competitive turnaround times. Combining next generation sequencing (“NGS”) with its technology platform, the Company performs full-gene sequencing with deletion/duplication analysis in an array of panels that can be tailored to meet specific customer needs. In 2019, the Company launched its first patient-initiated product, Picture Genetics, a new line of at-home screening tests that combines the Company’s advanced NGS solutions with actionable results and genetic counseling options for individuals. Since March 2020, the Company has commercially launched several tests for the detection of SARS-CoV-2, the virus that causes the novel coronavirus (“COVID-19”), including NGS and reverse transcription polymerase chain reaction (“RT-PCR”) - based tests. The Company has received Emergency Use Authorization (“EUA”) from the U.S. Food and Drug Administration (“FDA”) for the RT-PCR-based tests for the detection of SARS-CoV-2 using upper respiratory specimens (nasal, nasopharyngeal, and oropharyngeal swabs) and for the at-home testing service through Picture Genetics. A cornerstone of the Company’s business is its ability to provide expansive options and flexibility for all clients’ unique testing needs through a comprehensive technology offering including cloud computing, pipeline services, record management, web portal services, clinical workflow, sequencing as a service and automated laboratory services.

About Picture Genetics

Through its Picture Genetics platform launched in 2019, Fulgent Genetics offers consumers direct access to its advanced genetic testing and analytics capabilities from the ease and comfort of home, at an affordable price point. The Picture Genetics platform provides a holistic approach to at-home genetic screening by including oversight from independent physicians as well as genetic counseling options to complement Fulgent Genetics’ comprehensive genetic testing analysis. The Picture Genetics platform currently offers multiple tests, providing medically actionable, clinical-level results with professional medical follow-up in one easy process. Visit www.picturegenetics.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of and increased stability in the company’s business and performance, including the company’s and its technology platform’s ability to scale, the company’s evaluations and judgments regarding momentum, partnerships, relationships, inflection points, evaluations of the company’s testing services as compared to competitors and the company’s recent and future performance; the timing, commercial success and impact on the company’s results of new product launches and other initiatives; and the company’s identification and evaluation of opportunities and its ability to capitalize on opportunities, capture market share and  its ability to continue to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the ongoing impacts of the COVID-19 pandemic, including the preventive public health measures that may continue to impact demand for its tests and the pandemic’s effects on the global supply chain; the market potential for, and the rate and degree of market adoption of, the company’s tests, including its newly-developed tests for COVID-19 and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic and COVID-19 testing and to compete successfully in these markets, including its ability to continue to develop new tests that are attractive to its various customer markets, its ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce the company’s sale prices for and margins on its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the U.S. Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 13, 2020 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the SEC. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. In particular, you are encouraged to review the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2020 for any revisions or updates to the information in this release.

Investor Relations Contact:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nicole@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
September 30, 2020 and December 31, 2019
(in thousands)

	September 30,	December 31,
ASSETS:	2020	2019
Cash and cash equivalents	$53,031	$11,965
Investments in marketable securities	50,939	58,251
Accounts receivable, net	90,680	6,555
Property and equipment, net	17,385	5,974
Other assets	35,276	6,011
Total assets	$247,311	$88,756

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and other liabilities	$60,356	$5,979
Total stockholders’ equity	186,955	82,777
Total liabilities & equity	$247,311	$88,756

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Nine Months Ended September 30, 2020 and 2019
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$101,716	$10,347	$126,734	$24,141
Cost of revenue (1)	26,261	3,885	38,035	10,473
Gross profit	75,455	6,462	88,699	13,668

Operating expenses:
Research and development (1)	3,177	1,744	7,004	4,742
Selling and marketing (1)	5,014	1,687	9,871	4,263
General and administrative (1)	3,741	1,522	7,575	4,682
Total operating expenses	11,932	4,953	24,450	13,687
Operating income (loss)	63,523	1,509	64,249	(19)
Interest income and other, net	421	189	937	588
Income before income taxes, equity loss in investee and impairment loss	63,944	1,698	65,186	569
Provision for income taxes	14,526	61	13,961	81
Income before equity loss in investee and impairment loss	49,418	1,637	51,225	488
Equity loss in investee	(189)	(175)	(631)	(603)
Impairment loss in equity-method investment	(2,591)	—	(2,591)	—
Net income (loss)	$46,638	$1,462	$48,003	$(115)
Net income (loss) per common share:
Basic	$2.11	$0.08	$2.20	$(0.01)
Diluted	$1.98	$0.08	$2.07	$(0.01)
Weighted average common shares:
Basic	22,062	18,501	21,793	18,358
Diluted	23,539	19,456	23,135	18,358

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$428	$174	$929	$483
Research and development	887	279	1,563	690
Selling and marketing	1,184	332	1,577	643
General and administrative	651	166	1,085	455
Total equity-based compensation expense	$3,150	$951	$5,154	$2,271

FULGENT GENETICS, INC.
Non-GAAP Income Reconciliation
Three and Nine Months Ended September 30, 2020 and 2019
(in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$46,638	$1,462	$48,003	$(115)
Provision for income taxes	14,526	61	13,961	81
Equity-based compensation expense	3,150	951	5,154	2,271
Non-GAAP tax effect (1)	(18,115)	—	(18,992)	—
Equity loss in investee	189	175	631	603
Impairment loss in equity-method investment	2,591	—	2,591	—
Non-GAAP income	$48,979	$2,649	$51,348	$2,840
Net income (loss) per common share:
Basic	$2.11	$0.08	$2.20	$(0.01)
Diluted	$1.98	$0.08	$2.07	$(0.01)
Non-GAAP income per common share:
Basic	$2.22	$0.14	$2.36	$0.15
Diluted	$2.08	$0.14	$2.22	$0.15

Weighted average common shares:
Basic	22,062	18,501	21,793	18,358
Diluted	23,539	19,456	23,135	18,358

(1) Tax rates as follows:
Corporate tax rate of 27% for the three and nine months ended September 30, 2020.
Corporate tax rate of zero for the three and nine months ended September 30, 2019 due to full valuation allowance.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Nine Months Ended September 30, 2020 and 2019
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$46,638	$1,462	$48,003	$(115)
Interest income, net	(424)	(202)	(999)	(619)
Provision for income taxes	14,526	61	13,961	81
Equity-based compensation expense	3,150	951	5,154	2,271
Depreciation	722	503	1,840	1,549
Equity loss in investee	189	175	631	603
Impairment loss in equity-method investment	2,591	—	2,591	—
Adjusted EBITDA	$67,392	$2,950	$71,181	$3,770